xG Technology Announces Company Name Change to Vislink Technologies, Inc.

New Name Reflects Company’s Full Transformation to Supplying Live Event and
Mission-Critical Video Solutions

SARASOTA, FL— February 25, 2019 — xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI), whose brands are recognized as the global leaders in live video communications, today announced it has changed its corporate name to Vislink Technologies, Inc., with immediate effect. The new corporate name has been chosen to better reflect the Company’s prominent focus on the market for live event video communications solutions. In addition to the new corporate name, the Company will be changing its ticker symbol on NASDAQ to VISL. The Company will issue a separate press release announcing the date upon which the new ticker symbol will become effective. Until that date, the Company’s stock will continue to trade under the existing XGTI ticker symbol.

The adoption of the Vislink Technologies name underscores the culmination of the refocus, restructure and new priorities that have been established by the Company. The name change is part of a larger global repositioning of its brands that emphasizes the Company’s leadership in designing, manufacturing and deploying innovative video solutions in broadcast, media and MIL/GOV (military, government and public safety) markets. Customers, vendors and partners of its IMT and Vislink brands will not be impacted by the name change.

“The adoption of the Vislink Technologies name reflects that we have completely transformed our business through our IMT and Vislink brands,” said Roger Branton, CEO of Vislink Technologies. “As we have now fully realigned and refined the Company’s overarching business focus and strategy, unifying our operations under the new Vislink Technologies name better enables us to clearly convey the value proposition of our brand portfolio.”

Mr. Branton continued, “As the market for on-demand, immersive media experiences grows, we plan to capitalize on our leadership as a provider of robust, reliable, live video technologies to clients in both the public and private sectors. We look forward to providing further updates to shareholders on our developments as we continue to achieve our objectives and hit our milestones.”

About Vislink Technologies, Inc.

Vislink Technologies brands are recognized as the global leaders in the design, manufacture and deployment of end-to-end live video communications solutions. They are trusted suppliers to tier-1 customers in broadcast/sports/entertainment, and law enforcement/public safety/defense markets. Their products are recognized for high levels of performance, reliability, build quality, extended operating ranges and compact form factors. In the broadcast, sports and entertainment sectors, IMT and Vislink provide high-definition communication links to reliably capture, transmit and manage live event footage. In the law enforcement, public safety & defense markets, IMT and Vislink provide secure video communications and mission-critical solutions to local, national and international agencies and organizations. More information can be found at www.imt-solutions.com and www.vislink.com.

Headquartered in Hackettstown, New Jersey, Vislink Technologies has over 70 patents and pending patent applications. The company is a publicly traded and listed on the NASDAQ Capital Market. For more information, visit www.vislinktechnologies.com.

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Note on Forward-looking Statements

This press release may contain projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets and may not result in the expected improvement in our profitability, the fact that our future growth depends in part on further penetrating our addressable market and also growing internationally, and we may not be successful in doing so; our dependence on sales of certain products to generate a significant portion of our revenue; the effect of a decrease in the sales or change in sales mix of these products would harm our business; the risks that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect demand for our products; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Registration Statement on Form S-3 (File No. 333-228793), Form S-1, as amended (File No. 333-225975), and Annual Report on Form 10-K for the year ended December 31, 2017, which are on file with the Securities and Exchange Commission. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2018. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. The Company disclaims any obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Daniel Carpini

941-953-9035

daniel.carpini@vislink.com

Investor Relations:

John Marco/CORE IR

516-222-2560

johnm@coreir.com